UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 15, 2007

Energy Future Holdings Corp.

(formerly TXU Corp.)

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Texas Competitive Electric Holdings Company LLC

(formerly TXU Energy Company LLC)

(Exact name of registrant as specified in its charter)

Delaware	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 15, 2007, members of the senior management team of Texas Competitive Electric Holdings Company LLC (formerly TXU Energy Company LLC) (“TCEH”) will participate in meetings regarding the syndication of the $24.5 billion senior secured credit facilities of TCEH (the “Senior Secured Credit Facilities”) that were executed on October 10, 2007 in connection with the merger of Energy Future Holdings Corp. (formerly TXU Corp.) (“EFH”) with a wholly owned subsidiary of Texas Energy Future Holdings Limited Partnership. At such meetings, management will discuss a slide presentation and distribute an information memorandum, excerpts of which are being furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Within the slide presentation and the information memorandum furnished herewith, TCEH makes references to EBITDA and Adjusted EBITDA, financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Whenever such information is presented, TCEH believes it has complied with the provisions of the rules of Regulation G.

EBITDA, a measure used by management to evaluate operating performance, is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity or any other measure of financial performance presented in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between historical results and results that reflect the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, TCEH’s presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other adjustments permitted in calculating covenant compliance under the Senior Secured Credit Facilities. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about how the covenants in the Senior Secured Credit Facilities will operate and about certain noncash items, unusual items that management does not expect to continue at the same level in the future and other items. Such supplementary adjustments to EBITDA may not be in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act of 1933, as amended, or periodic reports under the Securities Exchange Act of 1934, as amended. Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in the slide presentation and the information memorandum furnished herewith, or not be presented at all.

Forward-Looking Statements

This information set forth in Exhibit 99.1 and Exhibit 99.2 contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations is contained in TCEH’s and EFH’s SEC filings. Specifically, TCEH makes reference to the sections entitled “Risk Factors” in its and EFH’s annual and quarterly reports. In addition to the risks and uncertainties set forth in such SEC filings, the forward-looking statements contained on Exhibit 99.1 and Exhibit 99.2 could be affected by the ability of the company to attract and retain profitable customers, changes in demand for electricity, the impact of weather, changes in wholesale electricity prices or energy commodity prices, the ability to hedge against changes in commodity prices and market heat rates, changes in competitive market rules, changes in environmental laws or regulations, changes in electric generation and emissions control technologies, the ability to manage the construction program to a timely conclusion with limited cost overruns, the ability to implement performance initiatives and growth strategies and the terms under which the company executes those initiatives and growth strategies and the risks associated with being a non-investment grade, highly leveraged company, including the risk that operational cash flows may be insufficient to support the company’s debt obligations, the risk that the ability to obtain additional capital may be hindered in light of the company’s significant leverage and non-investment grade rating and the risk that the restrictive covenants contained in the company’s financing arrangements may significantly restrict the ability to grow its businesses.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Excerpts from slide presentation

	99.2	Excerpts from information memorandum

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Energy Future Holdings Corp.

By:	/s/ Anthony Horton
Anthony Horton
Senior Vice President and Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY

By:	/s/ Anthony Horton
Anthony Horton
Treasurer and Assistant Secretary

Dated: October 15, 2007

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